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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 13, 2013

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UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

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Maryland              001-12690                       22-1890929

(State or other jurisdiction   (Commission    (IRS Employer

of incorporation)    File Number)               Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ     07728

(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07

Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders was held on June 13, 2013.  There were 17,803,826 shares of common stock entitled to vote at the meeting and a total of 15,035,255 shares (84.44%) were represented at the meeting.  The proposals submitted to the vote of the shareholders and the results of the vote were as follows:

Proposal 1 – For the election of the following nominees for Director:

Director	For	Against	Broker Non-Votes
Michael P. Landy	9,609,661	371,554	5,054,040
James E. Mitchell	9,332,933	648,282	5,054,040
Stephen B. Wolgin	9,359,994	621,221	5,054,040

Proposal 2 – To ratify the appointment of PKF O’Connor Davies, a division of O’Connor Davies, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2013:

No. of Votes
For	14,899,048
Against	112,235
Abstain	23,972

Proposal 3 – To approve the Company’s 2013 Stock Option and Stock Award Plan:

No. of Votes
For	6,097,800
Against	3,768,074
Abstain	115,341
Broker Non-Votes	5,054,040

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date:  June 14, 2013

By:      /s/ Anna T. Chew

Name:

Anna T. Chew

Title:

Vice President and

Chief Financial Officer

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